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Exhibit 10.3

EXECUTIVE EMPLOYMENT AGREEMENT

        In consideration for being employed by CoorsTek, Inc. (hereinafter, "CoorsTek"), John K. Coors (hereinafter, "Employee") and CoorsTek acknowledge and agree to be bound by the following Executive Employment Agreement effective January 1, 2002 ("Effective Date"):

1.
DUTIES AND RESPONSIBILITIES: Employee will be employed by CoorsTek, in the position of Chairman, President, and Chief Executive Officer, reporting to the CoorsTek Board of Directors. Employee's duties and responsibilities will be assigned by the Board of Directors. A summary of those duties is attached as Exhibit A and is incorporated by reference herein. Employee's duties, responsibilities and reporting relationship may be altered, modified or changed, as the CoorsTek Board of Directors deems appropriate.

2.
PLACE OF EMPLOYMENT: During the term of this Agreement, Employee shall perform the services required by this Agreement at CoorsTek's North Table Mountain (NTM) location or as otherwise designated by CoorsTek; provided, however, that CoorsTek may, at its reasonable discretion, require Employee to travel to other locations of CoorsTek's business.

3.
COMPENSATION: Employee's base salary will be Four Hundred Thirty-five Thousand ($435,000) Dollars per year. The Board of Directors may increase Employee's base salary from time to time, as it deems appropriate and in its sole discretion. Employee's salary shall be payable in accordance with the customary payroll practices of CoorsTek, but in no event less frequently than two installments per month. The term "salary" shall not include any payment or other benefit which is denominated as, or is in the nature of a, bonus, incentive payment, profit-sharing payment, retirement or pension accrual, insurance benefit, other fringe benefit or expense allowance, if any, whether or not taxable to Employee as income. CoorsTek shall deduct from any compensation payable to Employee the sums which it is required by law to deduct, including but not limited to: federal and state withholding taxes, social security taxes, and state disability insurance.

a)
Management Incentive Compensation Plan. Employee may participate in CoorsTek's Management Incentive Compensation Plan ("MIC"). The MIC Plan is described in Exhibit B, which is incorporated by reference herein.

b)
Relocation Assistance. If CoorsTek requires Employee to relocate more than fifty (50) miles from the place of employment identified in Paragraph 2., CoorsTek shall provide relocation assistance in accordance with applicable company policies and procedures.

c)
Source of Payments. All Payments to be made to Employee under this Agreement shall be made from CoorsTek's general funds. No special or separate fund shall be established and no other segregation of assets shall be made to assure payment. Neither this Agreement nor any action taken hereunder shall be construed to create a trust of any kind. To the extent that any person has any right to receive payments from CoorsTek under this Agreement, that right shall be no greater than the right of any unsecured creditor of CoorsTek.

4.
STOCK OPTIONS: Employee shall be eligible to participate in the CoorsTek Stock Option and Incentive Plan. Any stock options granted herein shall be in accordance with and subject to the rules and conditions set forth in the CoorsTek Stock Option and Incentive Plan documents.

5.
BENEFITS:

a)
Paid Time Off (PTO). Employee shall be entitled to PTO of five (5) weeks per year or such longer period as CoorsTek may approve. Employee shall schedule PTO in a reasonable manner.

b)
Employee Health and Welfare Plans. The Company will provide a combination of group policy and private policy life insurance equal to a total of eight (8) times the Employee's base annual salary. Employee shall also be entitled to participate on a basis at least as favorable as any other employee of CoorsTek of the same or subordinate employment level, in any plan of

    CoorsTek relating to medical coverage, sick leave or other retirement or employee benefits that CoorsTek currently has or may adopt for the benefit of such employees, in accordance with the terms of such plans.

  c)
  Other Fringe Benefits. At CoorsTek's discretion, Employee shall also be entitled to participate in any other fringe benefits that may be or become applicable to executive employees of CoorsTek such as automobile allowances, club initiation fees, personal financial and tax advice.

6.
TERM OF AGREEMENT: This Agreement shall commence on the Effective Date set forth in the first paragraph of this Agreement, and shall conclude on the first anniversary of the Effective Date (the "Term"); provided, however, that this Agreement shall be automatically renewed for successive one (1) year terms thereafter, unless CoorsTek gives Employee notice to terminate the Agreement at the expiration of any Term, at least sixty (60) days prior to the expiration of said Term.

7.
TERMINATION:

a)
Partial or Total Disability. If in the judgment of CoorsTek, Employee is unable to perform the essential functions of his job with or without accommodation by reason of illness, injury or incapacity for three consecutive months, or for more than three months in the aggregate during any period of twelve (12) calendar months, his employment may be terminated by CoorsTek in which event CoorsTek shall have no further liability or obligation to Employee except for (i) unpaid salary and benefits accrued prior to the date of his termination, (ii) any additional disability or other benefits or payments (excluding any other severance benefits or payment otherwise payable to Employee under any applicable formal policy or plan of CoorsTek which covers Employee at the time of his termination) and (iii) a pro rata portion of the MIC, if any, in respect to the period prior to the date on which Employee first became disabled. Employee agrees, in the event of any dispute under this Section 7(a) and if requested by CoorsTek, to submit to a physical examination by a licensed physician mutually agreed upon by CoorsTek and Employee, the cost of such examination to be paid by CoorsTek.

b)
Death. In the event Employee dies during his employment, CoorsTek shall pay to his executors, administrators or personal representatives, as appropriate, an amount equal to the installment of his salary payable through his last day worked. Thereafter, CoorsTek shall have no further liability or obligation to Employee's executors, administrators, personal representatives, heirs, assigns or any other person claiming under or through him, except for (i) any benefits or other payments (excluding any severance benefits or payments) otherwise payable to Employee under any applicable formal policy or plan of CoorsTek which covered Employee at the time of his death and (ii) a pro rata portion of the MIC, if any, in respect to the period prior to the date on which Employee died.

c)
Termination For Cause. CoorsTek reserves the right to terminate Employee's employment for cause. For purposes of this Agreement, "cause" shall include any one or more of the following reasons:

i.
A violation of the Employee's material duties as assigned;

ii.
Refusal or unwillingness to perform such material duties in good faith and to the best Employee's ability;

iii.
A breach or violation of any other terms or conditions of this Agreement, or neglect or poor performance of duties, if not remedied to CoorsTek's satisfaction after written notice has been given to the Employee. Only one such notice is required in any twelve (12) month period;

    iv.
    Conviction of the Employee of a felony or other crime involving moral turpitude, dishonesty, willful misconduct, misappropriation of funds, habitual insobriety or illegal drug use;

    v.
    Substance abuse or any other action on the part of the Employee involving malfeasance or negligence in the performance of his duties and responsibilities, or any conduct or act which brings public disrespect, contempt or ridicule upon CoorsTek;

    vi.
    A violation of any CoorsTek policy or procedure, including CoorsTek's Employee Guidelines (all of which are subject to modification or change at any time), or local, state or federal law, which violation, may, in CoorsTek's sole judgment, constitute justification for Employee's termination;

    vii.
    Prolonged or excessive absence from duties without the consent and approval of CoorsTek, including but not limited to, where Employee is permanently disabled which, in CoorsTek's sole discretion, constitutes justification for Employee's termination; or

    viii.
    Employee's death.

    In the event CoorsTek exercises its option to terminate Employee "for cause" as defined above, Employee shall be entitled only to the unpaid salary and unused vacation benefits which he has accrued through and until the date of his termination. Employee shall be entitled to no other or further compensation, benefits or severance payments of any kind or nature in the event he is terminated "for cause."

  d)
  Without Cause. CoorsTek's Board of Directors may terminate Employee's employment at any time without cause upon giving Employee fourteen (14) days written notification of termination. In the event the Board of Directors exercises its option to terminate Employee pursuant to this Section 7(d) during the Term of this Agreement, CoorsTek shall pay Employee, less legally mandated payroll deductions withholdings, (a) his unpaid salary and benefits he has accrued prior to the date of his termination; (b) a one-time payment in an amount equal to twenty-four (24) months salary: and (c) a pro rata portion of the MIC, if any, in respect to the period prior to the date on which Employee was terminated. In the event Employee is terminated without cause pursuant to this Section 7(d), Employee shall not be entitled to any other or further compensation or severance payments of any nature or kind other than those specified in this Section 7(d). Notwithstanding the foregoing, CoorsTek shall not be obligated to provide Employee with any severance payments under this Section 7(d) unless Employee first executes and does not revoke a written waiver and release of all claims against CoorsTek in form and substance reasonably satisfactory to CoorsTek and agrees not sue CoorsTek for any reason arising out of or related to Employee's employment or separation from employment with CoorsTek.

  e)
  Termination for Change of Control. In the event that Employee's employment is terminated other than for cause, or Employee's total compensation package and/or responsibilities are substantially reduced, or Employee elects to terminate his employment, within one (1) year of a Change of Control as defined in CoorsTek's Stock Option and Incentive Plan, as the Plan may be amended from time to time, after Employee executes a legal release in the form and substance reasonably satisfactory to CoorsTek to ensure a final, complete and enforceable release of all claims that Employee has or may have against CoorsTek relating to or arising in any way from Employee's employment with CoorsTek, and provided that Employee does not thereafter revoke that legal release as permitted by its terms, CoorsTek shall pay Employee severance compensation equal to forty-eight (48) months of Employee's current base salary plus a pro rata share of any MIC for which Employee is eligible in respect to the period prior to the date on which the Employee is terminated under this Section 7(e), less legally required withholdings, no later than thirty (30) days after the termination date. In addition, at the time there is a Change of Control, Employee shall become vested in any outstanding stock options for which Employee is eligible under Section 4 of this Agreement.

8.
CONFIDENTIAL AND PROPRIETARY / OUTSIDE ACTIVITIES / NON-COMPETITION/NON-INTERFERENCE: During Employee's employment with CoorsTek, as well as at all times following his termination thereof, Employee agrees to abide by and comply with the "Employee Proprietary Information and Invention Agreement" which he entered into, a copy of which is attached as Exhibit C and incorporated by reference herein. During Employee's employment with CoorsTek, Employee agrees to devote his full productive time, energies and abilities to the proper and efficient management of CoorsTek's business. Without express, prior written authorization from CoorsTek, Employee shall not, directly or indirectly, during the term of his employment: (1) render services of a business, professional or commercial nature, to any other person, firm, entity, or business, whether for compensation or otherwise; or (2) engage in any activity competitive with or adverse to CoorsTek's business or welfare, whether alone, or as an owner, shareholder or partner, or as an officer, director, employee, advisor, contractor or consultant; or (3) serve as a Director of a for-profit public company or as a Director of a for-profit private company with a valuation in excess of $10,000,000.

9.
RETURN OF COORSTEK EQUIPMENT AND PROPERTY: At the time of Employee's termination of employment with CoorsTek, Employee agrees to return to CoorsTek all CoorsTek property and equipment, including but not limited to, computers, printers, computer diskettes, software, files, records, computations, reports, studies, manuals, notebooks, documents, correspondence, customer lists, lists of potential customers, and any and all other confidential information or records and other similar items relating to CoorsTek's business, whether prepared by Employee or otherwise coming into Employee's possession.

10.
FINAL AND BINDING ARBITRATION

a)
Final and Binding Arbitration: In the event any controversy or dispute arises in connection with the validity, construction, application, enforcement or breach of this Agreement, including any and all claims that the Employee may have against CoorsTek or any of its officers, directors, employees and/or agents acting in their official capacity or otherwise, shall be submitted and subjected to final and binding arbitration pursuant to the employment dispute resolution rules of the American Arbitration Association Act and the parties hereto expressly waive their rights, if any, to have such matters heard by a court or jury, or administrative agency, whether state or federal. The claims covered by this Agreement which shall be submitted to final and binding arbitration include, but are not limited to, claims for breach of this Agreement, claims for wrongful termination and constructive termination, including any and all claims for compensation and benefits as called for in this Agreement; claims for wages or other compensation and benefits due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination and harassment (including, but not limited to, race, color, sex, religion, national origin, age, sexual orientation, marital status, medical condition, family leave, handicap and/or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state or other governmental law, statute, regulation, constitution or ordinance, with the exception of claims excluded below.

b)
Claims Not Covered By And Excluded From Binding Arbitration: The parties agree that any claims that the Employee may have for workers' compensation or unemployment compensation benefits are not subject to final and binding arbitration. In addition, the parties agree that CoorsTek shall have the right to seek injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential or proprietary information by seeking and obtaining relief from a court of competent jurisdiction.

  c)
  Required Notice Of All Claims and Statute Of Limitations: The parties agree that the aggrieved party must give written notice of any claim to be arbitrated to the other party within the period of time required by the applicable federal or state statute of limitations. If proper and adequate notice is not given, then the parties agree that any such claim shall not be arbitrated and shall be waived and cannot be brought or litigated in any judicial, arbitral or administrative forum at any time in the future.

  d)
  Legal Representation: The parties agree that each party to the arbitration may be represented by an attorney or other representative of their own choosing.

  e)
  Arbitration Procedures: The parties agree to abide by the employment rules and procedures as set forth by the American Arbitration Association. The arbitration shall take place in Denver, Colorado. The arbitrator shall be selected pursuant to American Arbitration Association rules. The arbitrator shall apply the substantive law and all applicable remedies of the state in which the claim arose, or federal law, or both, as applicable to the claims asserted. The arbitrator, and not any federal, state or local court or agency, shall have exclusive authority over any dispute relating to the interpretation, applicability, enforceability, formation or breach of this Agreement, including but not limited to any claim that any or all part of the Agreement is void or voidable. The arbitration shall be final and binding upon the parties. The arbitrator shall have the authority to entertain a motion to dismiss and/or motion for summary judgment by any party and shall apply the standards governing such motion under the Federal Rules of Civil Procedure.

    The parties shall have the right to arrange for and share the cost of a court reporter to provide a stenographic recording of the arbitration proceedings. At the close of the arbitration hearing, the parties shall have the right to prepare and submit post-hearing briefs. The time for filing such a brief shall be set by the arbitrator.

    Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, the parties agree that they will not initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination) in any way related to any claim covered by this Agreement.

    CoorsTek shall pay the fees and costs of the arbitrator. Each party shall pay for its own costs and attorneys' fees, if any, incurred in connection with the arbitration. However, if any party prevails on a statutory claim that affords the prevailing party attorneys' fees, the arbitrator may award reasonable attorneys' fees to the prevailing party.

    This Agreement to arbitrate shall survive the termination of Employee's employment. This is the complete agreement of the parties on the subject of arbitrating disputes.

11.
PAYMENT OF TAXES: All payments made to Employee under this Agreement shall be subject to all applicable federal and state income, employment and payroll taxes.

12.
ENTIRE AGREEMENT: This Agreement supersedes any and all other agreements or understandings, whether oral, implied or in writing, between the parties hereto with respect to the subject matters covered herein, and contains all of the covenants and agreements between the parties with respect to such matters in their entirety. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any modification to this Agreement shall be effective only if it is in writing and signed by Employee and the Vice President of Human Resources

13.
RELATIONSHIP BETWEEN THIS AGREEMENT AND OTHER COORSTEK PUBLICATIONS: In the event of any conflict between any term of this Agreement and any CoorsTek contract, policy, procedure, guideline or other publication, the terms of this Agreement shall control.

14.
PARTIAL INVALIDITY: If any other provision in this Agreement is held by a court or arbitrator of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

15.
APPLICABLE LAW: The laws of the State of Colorado shall govern this Agreement, notwithstanding conflict of laws.

16.
CONFIDENTIALITY: Employee agrees that at all times during his employment with CoorsTek and following his termination he shall maintain as strictly confidential the existence of, and terms and conditions contained in, the Agreement, to the fullest extent allowed by law.

17.
PREPARATION OF AGREEMENT: Regardless of which party initially drafted this Agreement, it shall not be construed against any one party, and shall be construed and enforced as a mutually prepared Agreement.

18.
HEADINGS: Headings are intended solely as a convenience and shall not control the meaning or interpretation of any provision of this Agreement.

19.
CONTINUING OBLIGATIONS: Whether or not Employee's employment relationship with CoorsTek is terminated, neither Employee nor CoorsTek shall be relieved of the continuing obligations of the covenants contained in this Agreement.

20.
SUCCESSORS: CoorsTek, its successors and assigns may in their sole discretion assign this Agreement to any person or entity, with or without Employee's consent. This Agreement thereafter shall bind, and inure to the benefit of, CoorsTek's successor or assign. Employee shall not assign either this Agreement or any right or obligation arising thereunder.

21.
WAIVER: No provision of this Agreement shall be deemed waived, nor shall there be an estoppel against the enforcement of any such provision, except by a writing signed by the party charged with the waiver or estoppel. No waiver shall be deemed continuing unless specifically stated therein, and the written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any act other than that specifically waived.

22.
EMPLOYEE'S REPRESENTATIONS: Employee represents and warrants that he is free to enter into this Agreement and without any other conflicting obligations or restrictions and his execution and performance of this Agreement is not in violation or breach of any other agreement between him and any other person or entity. Employee acknowledges that he has been encouraged by CoorsTek to seek legal counsel prior to executing this document and that he is entering into this Agreement voluntarily, free of any duress or coercion, and that this is a legally binding document.
JOHN K. COORS COORSTEK, INC.
Signature:	/s/ JOHN K. COORS	By:	/s/ JOSEPH G. WARREN, JR.
Date:	Dec. 27, 2001	Title:	Secretary
		Date:	1/29/02

[COORSTEK LOGO]

Exhibit A
[Summary of Employee Duties]

Position Description For:	Hourly	Salaried
Chief Executive Officer		X
	Grade:	Date:
6/2001

Position Summary: Principal organization leader who plans, develops, and establishes policies and objectives of the organization in accordance with board directives and corporation charter.

Essential Functions:

•
Confers with organization officials to plan business objectives, to develop both short and long-term organizational policies to coordinate functions and operations between divisions and to establish responsibilities and procedures for attaining objectives.

•
Reviews activity reports and financial statements to determine progress and status in attaining company objectives and revises objectives and plans in accordance with current conditions.

•
Plans and develops industrial, labor and public relations policies designed to improve company's image and relations with customers, employees, stockholders, and general public

•
Evaluates performance of executives for compliance with established policies and objectives of company and contributions in attaining objectives.

•
Directs formulation of financial programs to provide funding for operations to maximize returns on investment

•
Establishes an organization hierarchy and delegates limits of authority to subordinate executives

•
Serves as presiding officer of Board of Directors and guides its deliberations and activities

Other Responsibilities:

•
Knows and follows all safety requirements; strives to promote a safe work environment

•
Effectively gives and receives feedback

•
Willingly promotes and functions within a team environment.

Education, Training, and Skill Recommendations/Requirements:

•
Excellent written and verbal communication skills

•
High math skills

•
Requires college degree in related field; or equivalent prior related work experience and education

Physical Demands:

•
See Physical Requirements Addendum
Note:	This job description is not intended to be an exhaustive list of all duties, responsibilities or qualifications associated with the job.

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  Exhibit 10.3